Exhibit 99.1

TransEnterix, Inc. Reports Operating and Financial Results for the Third Quarter 2018

November 8, 2018 at 4:05 PM EDT

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--Nov 8, 2018-- TransEnterix, Inc. (NYSE American:TRXC), a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery, today announced its operating and financial results for the third quarter 2018.

Recent Highlights

●	Total revenue of $5.4 million, including the sale of four SenhanceTM

Systems in the third quarter

●	Acquired the technology assets and IP of MST Medical Surgery Technologies
●	Received FDA 510(k) clearance for 3mm diameter instruments
●	Received CE Mark approval for SenhanceTM Ultrasonic Instrument System

“We are proud of the progress we made during the third quarter, as we continued to drive adoption of the Senhance System by executing on our sales and marketing strategy and continuing to develop the capabilities of the Senhance System to deliver on our vision of digital laparoscopy,” said Todd M. Pope, President and CEO at TransEnterix. “We are focused on driving the global adoption of the Senhance System by increasing the applicability of the system for a wider range of surgeons, patients and geographies.”

Commercial and Clinical Update

In the quarter ended September 30, 2018, the Company sold four Senhance Systems, with one sold in the U.S. and three in the EMEA (Europe, Middle East, and Africa) region.

On October 11, 2018, the Company received FDA 510(k) clearance for 3 millimeter diameter Senhance System instruments, as well as additional 5 millimeter Senhance System instruments.  The clearance of the 3 millimeter diameter instruments will allow the Senhance System to be used for microlaparoscopic surgeries, enabling surgeons to operate through smaller incisions considered virtually scarless for patients, supporting the Company’s mission of advancing minimally invasive surgical capabilities within digital laparoscopy.

On October 1, 2018, the Company announced that it had received a CE Mark for its Senhance Ultrasonic Instrument System. As previously announced, the Company continues to expect to commercially launch the Ultrasonic Instrument System in CE Mark countries in the fourth quarter of 2018.

Acquisition Agreement with MST

On September 23, 2018, the Company announced that it had entered into an agreement to acquire substantially all of the assets of MST Medical Surgery Technologies Ltd. (“MST”), an Israel-based medical technology company. MST is a leader in the field of surgical technology, having developed a software-based image analytics platform powered by advanced visualization, scene recognition, artificial intelligence, machine learning and data analytics.

The addition of MST's technology, IP portfolio, and R&D team will support and accelerate TransEnterix's vision to leverage its Senhance Surgical System to deliver digital laparoscopy, thereby increasing control in the surgical environment and reducing surgical variability. In addition, the acquisition will provide immediate access to an established R&D center in Israel with a core team of experienced engineers.  The closing of the MST transaction occurred on October 31, 2018

Third Quarter Financial Highlights

For the three months ended September 30, 2018, the Company reported revenue of $5.4 million as compared to revenue of $183 thousand in the three months ended September 30, 2017. Revenue in the third quarter of 2018 included $4.3 million in system sales, $867 thousand in instruments and accessories, and $237 thousand in services.

For the three months ended September 30, 2018, total net operating expenses were $13.1 million, as compared to $14.9 million in the three months ended September 30, 2017.

For the three months ended September 30, 2018, net loss was $20.2 million, or $0.10 per share, as compared to a net loss of $38.5 million, or $0.26 per share, in the three months ended September 30, 2017.

For the three months ended September 30, 2018, adjusted net loss was $12.7 million, or $0.06 per share, as compared to an adjusted net loss of $13.0 million, or $0.09 per share in the three months ended September 30, 2017, after adjusting for the following non-cash charges: change in fair value of warrant liabilities, reversal of transfer fee accrual, amortization of intangible assets, change in fair value of contingent consideration, acquisition-related costs and SurgiBot sale gain/loss.

The Company had cash and short term investments of approximately $81.4 million as of September 30, 2018. On October 23, 2018, Hercules Capital, Inc. funded the second tranche of $10,000,000 under the Hercules loan agreement. The Company continues to believe that it has sufficient cash and additional debt proceeds under the current agreement to fund the business through 2020.

Conference Call

TransEnterix, Inc. will host a conference call on Thursday, November 8, 2018 at 4:30 PM ET to discuss its third quarter 2018 operating and financial results. To listen to the conference call on your telephone, please dial (844) 804-5261 for domestic callers or (612) 979-9885 for international callers and reference conference ID 9991627 approximately ten minutes prior to the start time. To access the live audio webcast or archived recording, use the following link http://ir.transenterix.com/events.cfm. The replay will be available on the Company's website.

About TransEnterix

TransEnterix is a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery by addressing the clinical and economic challenges associated with current laparoscopic and robotic options in today's value-based healthcare environment. The Company is focused on the commercialization of the Senhance™ Surgical System, which digitizes laparoscopic minimally invasive surgery. The system allows for robotic precision, haptic feedback, surgeon camera control via eye sensing and improved ergonomics while offering responsible economics. The Senhance Surgical System is available for sale in the US, the EU and select other countries. For more information, visit www.transenterix.com.

Non-GAAP Measures

The adjusted net loss and adjusted net loss per share presented in this press release are non-GAAP measures. The adjustments relate to the change in fair value of warrant liabilities, reversal of transfer fee accrual, amortization of intangible assets, change in fair value of contingent consideration, acquisition-related costs, loss on extinguishment of debt and SurgiBot sale gain/loss. These financial measures are presented on a basis other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). In the tables that follow under "Reconciliation of Non-GAAP Measures,” we present adjusted net loss and adjusted net loss per share, reconciled to their comparable GAAP measures. These items are adjusted because they are not operational or because these charges are non-cash or non-recurring and management believes these adjustments are meaningful to understanding the Company's performance during the periods presented. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

Forward-Looking Statements

This press release includes statements relating to the 2018 third quarter results and plans for 2018 and beyond. These statements and other statements regarding our future plans and goals constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include whether we are driving global adoption of Senhance by increasing the applicability of the system for a wide range of surgeons, patients and geographies, whether we will commercially launch the Ultrasonic Instrument System in CE Mark countries in the fourth quarter of 2018, whether the acquisition of MST’s technology, IP portfolio and R&D team will support and accelerate TransEnterix’s vision to leverage its Senhance Surgical System to deliver digital laparoscopy, and whether the Company has sufficient cash and additional debt proceeds under the current agreement to fund the business through 2020. For a discussion of the risks and uncertainties associated with TransEnterix's business, please review our filings with the Securities and

Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 8, 2018 and our other filings we make with the SEC. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

TransEnterix, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$5,422	$183	$16,578	$3,713
Cost of revenue	4,249	921	10,536	3,227
Gross profit (loss)	1,173	(738)	6,042	486
Operating Expenses (Income)
Research and development	4,838	4,889	15,384	16,814
Sales and marketing	5,819	4,528	17,835	12,000
General and administrative	3,686	2,920	9,989	8,688
Amortization of intangible assets	2,674	1,821	8,244	5,144
Change in fair value of contingent consideration	(1,358)	773	81	1,226
Issuance costs for warrants	—	—	—	627
Acquisition related costs	345	—	345	—
Gain from sale of SurgiBot assets, net	44	—	(11,915)	—
Reversal of transfer fee accrual	(2,994)	—	(2,994)	—
Total Operating Expenses (Income)	13,054	14,931	36,969	44,499
Operating Loss	(11,881)	(15,669)	(30,927)	(44,013)
Other (Expense) Income
Change in fair value of warrant liabilities	(8,760)	(22,887)	(24,438)	(25,213)
Interest income	391	62	982	124
Interest expense	(685)	(563)	(3,398)	(1,581)
Other expense	(52)	(194)	(109)	(294)
Total Other (Expense) Income, net	(9,106)	(23,582)	(26,963)	(26,964)
Loss before income taxes	$(20,987)	$(39,251)	$(57,890)	$(70,977)
Income tax benefit	781	738	2,554	2,337
Net loss	$(20,206)	$(38,513)	$(55,336)	$(68,640)
Other comprehensive loss
Foreign currency translation (loss) gain	(561)	2,952	(2,651)	9,515
Comprehensive loss	$(20,767)	$(35,561)	$(57,987)	$(59,125)
Net loss per share - basic and diluted	$(0.10)	$(0.26)	$(0.27)	$(0.51)
Weighted average common shares outstanding - basic and diluted	209,088	149,516	204,531	134,622

TransEnterix, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$41,748	$91,217
Short-term investments	39,670	—
Accounts receivable, net	5,669	1,536
Inventories	10,242	10,817
Interest receivable	51	80
Other current assets	9,039	9,344
Total Current Assets	106,419	112,994
Restricted cash	663	6,389
Property and equipment, net	6,659	6,670
Intellectual property, net	42,925	52,638
Goodwill	70,669	71,368
Other long term assets	224	192
Total Assets	$227,559	$250,251
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,785	$3,771
Accrued expenses	7,432	10,974
Deferred revenue – current portion	1,270	1,088
Deferred gain from sale of SurgiBot assets	—	7,500
Contingent consideration – current portion	555	719
Notes payable - current portion, net of debt discount	—	4,788
Total Current Liabilities	12,042	28,840
Long Term Liabilities
Deferred revenue – less current portion	131	—
Contingent consideration – less current portion	11,549	11,699
Notes payable - less current portion, net of debt discount	19,106	8,385
Warrant liabilities	15,044	14,090
Net deferred tax liabilities	5,624	8,389
Total Liabilities	63,496	71,403
Commitments and Contingencies
Stockholders’ Equity
Common stock $0.001 par value, 750,000,000 shares authorized at September 30, 2018 and December 31, 2017; 212,631,801 and 199,282,003 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	212	199
Additional paid-in capital	664,439	621,261
Accumulated deficit	(502,965)	(447,640)
Accumulated other comprehensive income	2,377	5,028
Total Stockholders’ Equity	164,063	178,848
Total Liabilities and Stockholders’ Equity	$227,559	$250,251

TransEnterix, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2018	2017
Operating Activities
Net loss	$(55,336)	$(68,640)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Gain from sale of SurgiBot assets, net	(11,915)	—
Depreciation	1,876	1,816
Amortization of intangible assets	8,244	5,144
Amortization of debt discount and debt issuance costs	575	212
Amortization of held to maturity investment discount	(51)	—
Stock-based compensation	6,694	5,321
Non-employee warrant awards	—	571
Deferred tax benefit	(2,572)	(2,320)
Loss on extinguishment of debt	1,400	308
Change in fair value of warrant liabilities	24,438	25,213
Change in fair value of contingent consideration	81	1,226
Reversal of transfer fee accrual	(2,994)	—
Changes in operating assets and liabilities:
Accounts receivable	(4,262)	886
Interest receivable	28	79
Inventories	(1,276)	(3,519)
Other current and long term assets	27	(2,454)
Accounts payable	(903)	(1,599)
Accrued expenses	(56)	207
Deferred revenue	361	—
Net cash and cash equivalents used in operating activities	(35,641)	(37,549)
Investing Activities
Purchase of short-term investments	(39,619)	—
Proceeds related to sale of SurgiBot assets, net	4,496	—
Purchase of property and equipment	(490)	(1,488)
Purchase of intellectual property	—	(418)
Proceeds from sale of property and equipment	32	—
Net cash and cash equivalents used in investing activities	(35,581)	(1,906)
Financing Activities
Payment of notes payable	(15,305)	(13,343)
Proceeds from issuance of debt and warrants, net of issuance costs	18,828	12,956
Payment of contingent consideration	(395)	(395)
Proceeds from issuance of common stock and warrants, net of issuance costs	279	31,546
Taxes paid related to net share settlement of vesting of restricted stock units	(1,662)	(168)
Proceeds from issuance of common stock related to sale of SurgiBot assets	3,000	—
Proceeds from exercise of stock options and warrants	11,396	5,449
Net cash and cash equivalents provided by financing activities	16,141	36,045
Effect of exchange rate changes on cash and cash equivalents	(114)	(311)
Net decrease in cash, cash equivalents and restricted cash	(55,195)	(3,721)
Cash, cash equivalents and restricted cash, beginning of period	97,606	34,590
Cash, cash equivalents and restricted cash, end of period	$42,411	$30,869
Supplemental Disclosure for Cash Flow Information
Interest paid	$1,135	$597
Supplemental Schedule of Noncash Investing and Financing Activities
Transfer of inventories to property and equipment	$2,160	$—
Transfer of property and equipment to inventories	$648	$—
Issuance of common stock as contingent consideration	$—	$5,227
Relative fair value of warrants issued with debt	$—	$300
Reclass of warrant liability to common stock and additional paid-in capital	$23,484	$2,289

TransEnterix, Inc.
Reconciliation of Non-GAAP Measures
Adjusted Net Loss and Net Loss per Share
(in thousands except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
(Unaudited, U.S. Dollars, in thousands)
Net loss	$(20,206)	$(38,513)	$(55,336)	$(68,640)

Adjustments
Gain from sale of SurgiBot assets, net	44	—	(11,915)	—
Amortization of intangible assets	2,674	1,821	8,244	5,144
Change in fair value of contingent consideration	(1,358)	773	81	1,226
Acquisition related costs	345	—	345	—
Reversal of transfer fee accrual	(2,994)	—	(2,994)	—
Change in fair value of warrant liabilities	8,760	22,887	24,438	25,213
Loss on extinguishment of debt	—	—	1,400	308
Adjusted net loss	$(12,735)	$(13,032)	$(35,737)	$(36,749)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited, per diluted share)	2018	2017	2018	2017
Net loss per share	$(0.10)	$(0.26)	$(0.27)	$(0.51)

Adjustments
Gain from sale of SurgiBot assets	0.00	—	(0.06)	—
Amortization of intangible assets	0.01	0.01	0.04	0.04
Change in fair value of contingent consideration	(0.01)	0.01	0.00	0.01
Acquisition related costs	0.00	—	0.00	—
Reversal of transfer fee accrual	(0.01)	—	(0.01)	—
Change in fair value of warrant liabilities	0.05	0.15	0.12	0.19
Loss on extinguishment of debt	—	—	0.01	0.00
Adjusted net loss per share	$(0.06)	$(0.09)	$(0.17)	$(0.27)

The non-GAAP financial measures for the three and nine months ended September 30, 2018 and 2017 provide management with additional insight into its results of operations and are calculated using the following adjustments:

a)   Gain from sale of SurgiBot assets relates to amounts received from Great Belief International Limited in excess of the carrying amount of the assets sold.

b)   Intangible assets that are amortized consist of developed technology and purchased patent rights recorded at cost and amortized over 5 to 10 years.

c)   Contingent consideration in connection with the acquisition of the Senhance System in 2015 is recorded as a liability and is the estimate of the fair value of potential milestone payments related to business acquisitions. Contingent consideration is measured at fair value using a discounted cash flow model utilizing significant unobservable inputs including the probability of achieving each of the potential milestones and an estimated discount rate associated with the risks of the expected cash flows attributable to the various milestones. Significant increases or decreases in any of the probabilities of success or changes in expected timelines for achievement of any of these milestones would result in a significantly higher or lower fair value of these milestones, respectively, and commensurate changes to the associated liability. The contingent consideration is revalued at each reporting period and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss.

d)   Acquisition related costs were incurred in connection with the MST purchase agreement and consist of legal, accounting, and other costs.

e)   In connection with the Senhance acquisition, the Company recorded an accrual in 2015 third quarter for potential assessment of additional transfer fees. In September 2018, the Company determined that the accrual was no longer required and reversed the accrual.

f)        The Company’s Series B Warrants are measured at fair value using a simulation model which takes into account, as of the valuation date, factors including the current exercise price, the expected life of the warrant, the current price of the underlying stock, its expected volatility, holding cost and the risk-free interest rate for the term of the warrant. The warrant liability is revalued at each reporting period and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss.

g)       In May 2018, in connection with its entrance into the Hercules Loan Agreement, the Company repaid its existing loan and security agreement with Innovatus Life Sciences Lending Fund I, LP. The Company recognized a loss of $1.4 million on the extinguishment of notes payable which is included in interest expense on the consolidated statements of operations and comprehensive loss for the nine months ended September 30, 2018. In May 2017, in connection with its entrance into the Innovatus Loan Agreement, the Company repaid its then-existing credit facility with Silicon Valley Bank and Oxford Finance LLC.  The Company recognized a loss of $308,000 on the extinguishment of notes payable which is included in interest expense on the consolidated statements of operations and comprehensive loss for the nine months ended September 30, 2017.

For TransEnterix, Inc.
Investors:
Mark Klausner, +1 443-213-0501
invest@transenterix.com
or
Media:
Joanna Rice, +1 951-751-1858
joanna@greymattermarketing.com